Exhibit 99.2 First Quarter 2020 Conference Call

This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Page 2 | First Quarter 2020 Results | 05.07.2020

Consolidated Earnings

US$ (millions) except per share price	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020
Net sales	$ 835.1	$ 827.3	$ 842.0	$ 859.4	$ 3,363.9	$ 852.8
Gross margin	184.1	182.6	189.1	219.0	774.8	205.9
Gross margin %	22.0%	22.1%	22.5%	25.5%	23.0%	24.1%
Loss (gain) on sale of assets	(4.3)	(13.9)	(2.7)	0.3	(20.6)	0.1
SG&A	85.0	81.0	83.5	109.0	358.5	96.2
Equity in net income of Diamond Green Diesel *	24.3	38.1	32.0	270.1	364.5	97.8
Operating income	48.6	74.1	59.9	293.2	475.8	122.8
Combined adjusted EBITDA (1)	133.2	159.4	147.8	385.8	826.3	213.3
Interest expense	(19.9)	(20.8)	(19.4)	(18.6)	(78.7)	(19.1)
Debt extinguishment costs	-	(12.1)	-	-	(12.1)	-
Foreign currency (loss)/gain	(0.7)	(0.4)	0.5	(0.7)	(1.3)	1.7
Gain/(loss) on disposal of subsidiaries	-	-	-	3.0	3.0	-
Other expense (2)	(2.6)	(2.0)	(2.6)	0.6	(6.6)	(1.9)
Equity in net income/(loss) of unconsolidated subsidiaries	(0.5)	0.1	(0.7)	1.5	0.4	0.9
Income tax expense	(5.3)	(7.8)	(10.9)	(35.6)	(59.5)	(18.3)
Net income attributable to noncontrolling interests	(1.6)	(4.8)	(1.1)	(0.8)	(8.4)	(0.6)
Net income/(loss) attributable to Darling	$ 18.0	$ 26.3	$ 25.7	$ 242.6	$ 312.6	$ 85.5
Earnings per share (fully diluted)	$ 0.11	$ 0.16	$ 0.15	$ 1.44	$ 1.86	$ 0.51

* Prior to third quarter 2019, the equity in DGD was presented below the operating income line in the Company's published results. Commencing with the third quarter 2019, the Company will be including the equity in DGD in operating income as shown in this slide. For comparison purposes, the presentation in these slides shows the equity in DGD in a consistent manner across all periods presented. As a result, operating income as shown in these slides for periods prior to third quarter 2019 will differ from the amounts of operating income reported in prior reports.

First Quarter 2020 Highlights

- Strong Q1 performance with $85.5 million of net income, up significantly over 2019
- Combined adjusted EBITDA of $213.3 million
- Repurchased $55 million or approximately 2.2 million shares of Darling common stock
- Diamond Green Diesel ('DGD') sold ≈ 79 million gallons of renewable diesel in Q1 at an average of $2.63 EBITDA per gallon.
- In April 2020, received $125 million in distributions from DGD
- DGD Phase II expansion remains on track for completion by the end of 2021
- Peptan products growth projects scheduled for completion in 2020:
  - Ghent, Belgium – June
  - Angouleme, France – July
  - Presidente Epitacio, Brazil – August

(1) Includes Darling's core business EBITDA and Darling's share of DGD EBITDA
(2) Rounding captured in Other Expense

Page 3 | First Quarter 2020 Results | 05.07.2020

DARLING INGREDIENTS INC.

US$ (in millions) Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Net Sales $ 495.8 $ 487.4 $ 497.0 $ 490.4 $ 1,970.6 $ 512.6 Gross Margin 109.0 110.5 117.2 114.3 451.0 124.2 Gross Margin % 22.0% 22.7% 23.6% 23.3% 22.9% 24.2% Adj. EBITDA Bridge Q1-2019 to Q1-2020 Loss/(gain) on sale of assets (4.4) (0.5) (2.4) (0.4) (7.7) 0.1 (millions) SG&A 48.8 46.5 47.3 57.9 200.5 53.9 SG&A Margin % 9.8% 9.5% 9.5% 11.8% 10.2% 10.5% Operating Income 15.2 15.8 22.1 1.6 54.7 16.7 Adj. EBITDA (1) $ 64.5 $ 64.5 $ 72.3 $ 56.8 $ 258.2 $ 70.2 Raw Material Processed (mmts) 2.18 2.16 2.19 2.21 8.74 2.24 (1) Does not include Unconsolidated Subsidiaries EBITDA EBITDA Price / Volumes Cost of Sale of SG&A Adjusted FX EBITDA Key Drivers: Q1 19 Yield Sales Asset EBITDA Impact Q1 20 • Global raw material volumes up approximately 2.9% quarter over quarter Note: Cost of Sales includes raw material costs, collection costs and factory costs. • Fat prices (BFT & YG) up 21.1% & 10.6% respectively, Q1-20 over Q1-19 • Protein pricing (MBM) down 5.2% quarter over quarter, but up 3.1% sequentially from Q4-19 • Segment EBITDA increased 8.8% quarter over quarter due to higher volumes and higher fat prices to start the year Page 4 | First Quarter 2020 Results | 05.07.2020

US$ (in millions) Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Net Sales $ 279.2 $ 274.8 $ 276.5 $ 288.6 $ 1,119.1 $ 270.3 Gross Margin 65.1 60.4 61.8 67.2 254.5 64.9 Gross Margin % 23.3% 22.0% 22.4% 23.3% 22.8% 24.0% Adj. EBITDA Bridge Q1-2019 to Q1-2020 Loss/(gain) on sale of assets 0.1 (13.4) (0.2) 0.3 (13.2) - (millions) SG&A 21.9 23.4 22.8 29.3 97.4 25.5 SG&A Margin % 7.8% 8.5% 8.2% 10.2% 8.7% 9.4% Operating Income (1) 23.6 30.5 19.5 17.0 90.6 19.1 Adj. EBITDA (1) $ 43.2 $ 37.1 $ 39.3 $ 37.5 $ 157.1 $ 39.4 Raw Material Processed (mmts) 0.3 0.3 0.3 0.3 1.1 0.3 (1) Q2 2019 adjusted for the $13.2 million land asset sale in China EBITDA Price / Volumes Cost of Sale of SG&A Adjusted FX EBITDA Key Drivers: Q1 19 Yield Sales Asset EBITDA Impact Q1 20 • Edible fats and CTH product volumes were down in the first quarter. Volumes continue to be Note: Cost of Sales includes raw material costs, collection costs and factory costs. impacted by raw materials continuing to be diverted to China food markets and lower volumes in China related to ASF • Lower discretionary Peptan product sales, being offset by stronger gelatin sales for pharmaceuticals Page 5 | First Quarter 2020 Results | 05.07.2020

Fuel Segment (Includes Diamond Green Diesel JV consolidated EBITDA)

US$ (in millions)	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020
Net Sales	$ 60.1	$ 65.0	$ 68.6	$ 80.6	$ 274.3	$ 69.9
Gross Margin	10.0	11.7	10.1	37.6	69.4	16.9
Gross Margin %	16.7%	18.0%	14.7%	46.7%	25.3%	24.2%
Loss/(gain) on sale of assets	-	-	-	0.3	0.3	-
SG&A	(0.8)	0.4	0.9	2.3	2.8	1.6
Depreciation and amortization	7.8	8.4	7.9	7.8	31.9	8.1
Equity in net income/(loss) of Diamond Green Diesel (DGD)	24.3	38.1	32.0	270.1	364.5	97.8
Segment Income	27.3	41.1	33.3	297.2	398.8	105.0
Segment EBITDA	10.8	11.4	9.2	35.0	66.3	15.3
DGD adjusted EBITDA (Darling's Share)	29.8	43.8	39.5	276.2	389.4	103.6
Combined Adj. EBITDA (1)	$ 40.6	$ 55.2	$ 48.7	$ 311.2	$ 455.7	$ 118.9
Raw Material Processed* (mmts)	0.3	0.3	0.3	0.3	1.3	0.3

Key Drivers:

- **Combined adjusted EBITDA** of $118.9 million, with DGD earning $2.63 per gallon on 78.9 million gallons sold for Q1-20
- Ecoson bioenergy business had a strong start to 2020, with net sales up 18% in Q1-20 compared to Q1-19
- Segment EBITDA for Darling in Q4-2019 and total 2019 includes approximately $16.3 million of 2018 and 2019 retroactive blenders' tax credit ('BTC'). Combined adjusted EBITDA for the same periods includes $158.1 million of retroactive BTC

DIAMOND GREEN DIESEL

US$ and gallons (in millions)	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020
EBITDA (Entity) - in quarter recorded w/no BTC	$ 59.7	$ 87.8	$ 79.1	$ 121.7	$ 348.3	$ 127.3
EBITDA (Entity) - BTC adjusted to when earned	$ 130.2	$ 157.2	$ 137.3	$ 198.2	$ 623.0	$ 207.3
Pro forma Adjusted EBITDA (Darling's share)	$ 65.1	$ 78.6	$ 68.6	$ 99.1	$ 311.5	$ 103.6
Total gallons produced	67.6	73.2	55.9	77.9	274.6	77.0
Total gallons sold/shipped	71.1	70.0	58.7	77.1	276.9	78.9
EBITDA per gallon sold/shipped	$ 1.83	$ 2.25	$ 2.34	$ 2.57	$ 2.25	$ 2.63

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.
* Excludes feed stock (raw material) processed at the DGD joint venture.

Page 6 | First Quarter 2020 Results | 05.07.2020

DARLING INGREDIENTS INC.

Existing 275 million gallon renewable diesel facility 400 million gallon expansion project Page 7 | First Quarter 2020 Results | 05.07.2020

(US$,Balance in thousands) Sheet HighlightsJune 30, 2018 Debt Summary S&P Ratings Cash(US$, in thousands) (includes restricted cashMarch of 28, $142) 2020 (US$, in thousands) March 28, 2020 Cash (includes restricted cash$104,262 of $106) $ 76,445 Amended Credit Agreement Term Loan B – BBB- Corporate Family – BB+ AccountsAccounts receivable receivable 371,291 397,700 Revolving Credit Facility $ 157,848 Revolver & Term Loan A – BBB- Total InventoriesTotal Inventories 370,555 381,432 Term Loan A - U.S. Bonds – BB+ Euro Bonds – BB+ Net workingNet working capital capital 338,672 288,266 Term Loan B 487,659 NetNet property, property, plant and plant equipment and equipment 1,764,120 5.25% Senior Notes due 2027 493,690 Moody’s Ratings Total assets 1,624,354 5,377,779 3.625% Senior Notes due 2026 560,208 Term Loan B – Ba1 Total debtTotal assets 4,856,916 1,751,255 Other Notes and Obligations 51,850 Corporate Family – Ba2 Revolver & Term Loan A – Ba1 Shareholders'Total equity debt 1,695,289$ 2,608,442 Total Debt: $ 1,751,255 U.S. Bonds – Ba3 Shareholders' equity $2,238,031 Euro Bonds – Ba3 Leverage Ratio Historical Leverage Ratios 2016 – Q1 2020 Total Debt Leverage Ratio 4.4 4.2 March 28, 2020 Actual Credit Agreement 4.0 Total Debt to EBITDA: 3.29x 5.50x 3.8 3.69 3.6 3.47 3.39 3.4 3.25 3.29 3.2 3.13 3.18 3.0 3.01 Note: Leverage ratio calculated per bank covenant 2016 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Page 8 | First Quarter 2020 Results | 05.07.2020

Appendix – Additional Information Page 9 | First Quarter 2020 Results | 05.07.2020

Average LCFS Carbon Credit Price Weighted Ave Price (USD/MT) $250 $200 $150 $100 $50 $- Jun-16 Jun-18 Jun-19 Jun-17 Oct-16 Oct-17 Oct-19 Oct-18 Apr-16 Apr-18 Apr-19 Apr-17 Feb-18 Feb-17 Feb-19 Feb-20 Dec-16 Dec-17 Dec-19 Dec-18 Aug-16 Aug-19 Aug-17 Aug-18 Source: https://ww3.arb.ca.gov/fuels/lcfs/credit/lrtweeklycreditreports.htm Page 10 | First Quarter 2020 Results | 05.07.2020

US$ (in millions) Q1-2018 Q2-2018 Q3-2018 Q4-2018 Total 2018 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Net Sales $ 485.8 (1) $ 498.8 (1) $ 482.7 (1) $ 485.3 $ 1,952.6 $ 495.8 $ 487.4 $ 497.0 $ 490.4 $ 1,970.6 $ 512.6 Gross Margin 116.3 128.8 99.0 110.4 454.6 109.0 110.5 117.2 114.3 451.0 124.2 Gross Margin % 23.9% 25.8% 20.5% 22.7% 23.2% 22.0% 22.7% 23.6% 23.3% 22.9% 24.2% Loss/(gain) on sale of assets (0.4) 0.8 0.1 0.2 0.7 (4.4) (0.5) (2.4) (0.4) (7.7) 0.1 SG&A 48.3 43.9 39.7 44.8 176.7 48.8 46.5 47.3 57.9 200.5 53.9 SG&A Margin % 9.9% 8.8% 8.2% 9.2% 9.0% 9.8% 9.5% 9.5% 11.8% 10.2% 10.5% Operating Income 21.7 37.3 11.9 11.9 82.8 15.2 15.8 22.1 1.6 54.7 16.7 Adj. EBITDA (2) $ 68.5 $ 84.1 $ 59.2 $ 65.3 $ 277.1 $ 64.5 $ 64.5 $ 72.3 $ 56.8 $ 258.2 $ 70.2 Adj. EBITDA Margin % 14.1% 16.9% 12.3% 13.5% 14.2% 13.0% 13.2% 14.5% 11.5% 13.2% 13.7% Raw Material Processed (mmts) 2.1 2.1 2.2 2.2 8.6 2.2 2.2 2.2 2.2 8.7 2.2 (1) Reflects freight revenue reclass and deconsolidation of BestHides (2) Does not include Unconsolidated Subsidiaries EBITDA Page 11 | First Quarter 2020 Results | 05.07.2020

Jacobsen, Wall Street Journal and Thomson Reuters

Historical Pricing

2020 Average Jacobsen Prices (USD)

2020 Finished Product Pricing Feed Segment Ingredients	January	February	March	**Q1 Avg.**	April	May	June	**Q2 Avg.**	July	August	Sept.	**Q3 Avg.**	Oct.	Nov.	Dec.	**Q4 Avg.**	**Year Avg.**
Bleachable Fancy Tallow - Chicago Renderer / cwt	$31.26	$35.21	$31.86	$32.69													
Yellow Grease - Illinois / cwt	$22.00	$24.22	$22.73	$22.92													
Meat and Bone Meal - Ruminant - Illinois / ton	$230.00	$231.60	$248.63	$237.10													
Poultry By-Product Meal - Feed Grade - Mid South/ton	$215.00	$215.00	$245.73	$225.73													
Poultry By-Product Meal - Pet Food - Mid South/ton	$471.00	$550.00	$598.90	$540.44													
Feathermeal - Mid South / ton	$279.05	$280.00	$287.95	$282.50													
2020 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats																	**Year Avg.**
Corn - Track Central IL #2 Yellow / bushel	$3.83	$3.76	$3.52	$3.90													
2020 European Benchmark Pricing Soy meal - Competing ingredient for protein meals in Feed Segment																	**Year Avg.**
Palm oil - CIF Rotterdam / metric ton	$820	$728	$614	$724													
Soy meal - CIF Rotterdam / metric ton	$357	$347	$375	$360													

Comparison	*QTR. Over QTR.* Q4-2019 Avg.	Q1-2020 Avg.	% Change	*Year Over Year* Q1-2019 Avg.	Q1-2020 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$25.62	$32.69	27.6%	$27.00	$32.69	21.1%
Yellow Grease - Illinois / cwt	$20.39	$22.92	12.4%	$20.72	$22.92	10.6%
Meat and Bone Meal - Ruminant - Illinois / ton	$230.01	$237.10	3.1%	$250.00	$237.10	-5.2%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$223.46	$225.73	1.0%	$269.26	$225.73	-16.2%
Poultry By-Product Meal - Pet Food - Mid South / ton	$408.75	$540.44	32.2%	$684.51	$540.44	-21.0%
Feathermeal - Mid South / ton	$283.81	$282.50	-0.5%	$447.83	$282.50	-36.9%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.73	$3.90	4.6%	$3.49	$3.90	11.7%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$675	$724	7.3%	$550	$724	31.6%
Soy meal - CIF Rotterdam / metric ton	$347	$360	-1.5%	$353	$360	2.0%

Page 12 | First Quarter 2020 Results | 05.07.2020

DARLING INGREDIENTS INC.

US$ (in millions) Q1-2018 Q2-2018 Q3-2018 Q4-2018 Total 2018 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Net Sales $305.5 (1) $ 276.7 (1) $ 265.2 (1) $ 291.7 (1) $ 1,139.1 $ 279.2 (1) $ 274.8 (1) $ 276.5 (1) $ 288.6 $ 1,119.1 $ 270.3 Gross Margin 56.1 51.8 54.5 58.6 221.0 65.1 60.4 61.8 67.2 254.5 64.9 Gross Margin % 18.4% 18.7% 20.6% 20.1% 19.4% 23.3% 22.0% 22.4% 23.3% 22.7% 24.0% Loss/(gain) on sale of assets (0.2) (0.1) - - (0.3) 0.1 (13.4) (0.2) 0.3 (13.2) - SG&A 23.9 22.2 21.8 23.6 91.5 21.9 23.4 22.8 29.3 97.4 25.5 SG&A Margin % 7.8% 8.0% 8.2% 8.1% 8.0% 7.8% 8.5% 8.2% 10.2% 8.7% 9.4% Operating Income 11.8 9.3 (2) 13.0 (2) 14.6 (2) 48.7 23.6 30.5 19.5 17.0 90.6 19.1 Adj. EBITDA $ 32.4 $ 29.7 (2) $ 32.7 (2) $ 34.9 (2) $ 129.7 $ 43.2 $ 37.1 (3) $ 39.3 $ 37.5 $ 157.1 $ 39.4 Adj. EBITDA Margin % 10.6% 10.7% 12.3% 12.0% 11.4% 15.5% 13.5% 14.2% 13.0% 14.0% 14.6% Raw Material Processed (mmts) 0.3 0.3 0.3 0.3 1.1 0.3 0.3 0.3 0.3 1.1 0.3 (1) Reflects freight revenue reclass in 2018 and 2019 (2) Adjusted for restructuring and impairment charges of $15.0 million for closure of Argentina collagen plant (3) Adjusted for the $13.2 million land asset sale in China Page 13 | First Quarter 2020 Results | 05.07.2020

US$ (in millions) Q1-2018 Q2-2018 Q3-2018 Q4-2018 Total 2018 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Net Sales $ 84.1 $ 71.1 $ 64.6 $ 76.2 $ 296.0 $ 60.1 $ 65.0 $ 68.6 $ 80.6 $ 274.3 $ 69.9 Gross Margin 24.3 13.7 11.2 16.6 65.8 10.0 11.7 10.1 37.6 69.4 16.9 Gross Margin % 28.9% 19.3% 17.3% 21.8% 22.2% 16.7% 18.0% 14.7% 46.7% 25.3% 24.2% Loss/(gain) on sale of assets 0.1 - 0.1 0.1 0.3 - - - 0.3 0.3 - SG&A (1.4) 0.2 (2.8) (0.8) (4.8) (0.8) 0.4 0.9 2.3 2.8 1.6 Depreciation and amortization 8.5 8.5 9.4 8.6 35.0 7.8 8.4 7.9 7.8 31.9 8.1 Equity in net income/(loss) of Diamond Green Diesel (DGD) 97.2 15.1 (2.6) 50.1 159.8 24.3 38.1 32.0 270.1 364.5 97.8 Segment Income 114.4 20.1 1.9 58.7 195.1 27.3 41.1 33.3 297.2 398.8 105.0 Segment EBITDA 25.7 13.5 13.9 17.2 70.3 10.8 11.4 9.2 35.0 66.3 15.3 DGD adjusted EBITDA (Darling's Share) 100.0 18.3 0.5 55.2 174.0 29.8 43.8 39.5 276.2 389.4 103.6 Combined Adj. EBITDA (1) $ 125.7 $ 31.8 $ 14.4 $ 72.4 $ 244.3 $ 40.6 $ 55.2 $ 48.7 $ 311.2 $ 455.7 $ 118.9 Raw Material Processed*(mmts) 0.3 0.3 0.3 0.3 1.2 0.3 0.3 0.3 0.3 1.3 0.3 (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA. * Excludes feed stock (raw material) processed at the DGD joint venture. Page 14 | First Quarter 2020 Results | 05.07.2020

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at March 28, 2020. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Page 15 | First Quarter 2020 Results | 05.07.2020

Adjusted EBITDA and Pro Forma Adjusted EBITDA Three Months Ended (US$ in thousands) March 28, March 30, 2020 2019 Net income attributable to Darling $ 85,510 $ 18,012 Depreciation and amortization 84,671 79,164 Interest expense 19,090 19,876 Income tax expense/(benefit) 18,300 5,274 Foreign currency (gain)/loss (1,664) 732 Other expense/(income), net 1,881 2,525 Equity in net (income) of Diamond Green Diesel (97,820) (24,277) Equity in net (income)/loss of unconsolidated subsidiaries (869) 504 Net income attributable to noncontrolling interests 581 1,628 Adjusted EBITDA $ 109,680 $ 103,438 Foreign currency exchange impact 2,158 - Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP) $ 111,838 $ 103,438 DGD Joint Venture Adjusted EBITDA (Darling's Share) $ 103,634 $ 29,828 Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA $ 213,314 $ 133,266 (1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended March 28, 2020 of €1.00:USD$1.10 and CAD$1.00:USD$0.75, as compared to the average rate for the three months ended March 30, 2019 of €1.00:USD$1.14 and CAD$1.00:USD$0.75, respectively. Page 16 | First Quarter 2020 Results | 05.07.2020 Note: See slide 16 for information regarding Darling’s use of Non-GAAP measures.

Thank you